UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 14, 2018
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial auditing standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2018, the Company held its 2018 Annual Meeting of Stockholders. Below are the matters that were voted upon at the meeting and the final voting results as reported by our inspector of elections.

(1)
Election of Directors - The stockholders elected three Class III directors, each for a term expiring at the Company's 2021 Annual Meeting of Stockholders. Each received the affirmative vote of a majority of the votes cast at the 2018 Annual Meeting. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
David Foster	15,521,774	171,861	446,559
L. Patrick Hassey	15,506,187	187,448	446,559
Emily Liggett	15,573,951	119,684	446,559

The other directors with terms continuing after the 2018 Annual Meeting of Stockholders are Carolyn Bartholomew, Jack A. Hockema, Lauralee E. Martin, Alfred E. Osborne, Jr., Jack Quinn, Thomas M. Van Leeuwen, and Brett E. Wilcox.

(2)	Advisory Vote on Executive Compensation - The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,611,499	1,073,896	8,240	446,559

The number of shares voting “for” constituted 93.11% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

(3)
Ratification of the Selection of Independent Registered Public Accounting Firm - The stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2018. The voting results were as follows:

For	Against	Abstain
15,989,084	150,159	951

The number of shares voting “for” constituted 99.06% of the total number of shares represented and entitled to vote at the meeting and actually voted on the proposal.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel and Corporate Secretary
Date: June 15, 2018